Exhibit 99.1

For further Information contact:

Robert B Harris, Ph.D.

President/CEO

Commonwealth Biotechnologies, Inc.

804-648-3820

Commonwealth Biotechnologies, Inc. Launches New Biodefense Business Initiative

Signs Broad Teaming Agreement with DynPort Vaccine Company LLC.

RICHMOND, Va., March 30, 2004 – Commonwealth Biotechnologies, Inc. (NASDAQ SmallCap Market: CBTE), a life sciences contract research organization and biotechnology company, today announced that it has entered into a two-year Broad Teaming Agreement with DynPort Vaccine Company LLC, Frederick, Md., under which CBI and DynPort will co-venture wherever appropriate to compete for new biodefense vaccine development funding.

CBI and DynPort have a long-standing relationship wherein CBI has already provided DynPort with key research, development, and production capabilities in support of DynPort’s many biodefense programs. DynPort and CBI are currently teamed on three major contract proposals valued at more than $30 million which are pending review at various sponsoring agencies. In the past year alone, revenues realized by CBI in pursuit of DynPort contracts have exceeded $1.2 million. In signing the Agreement, CBI and DynPort acknowledged their complementary expertise and capabilities in the performance of life sciences contract research programs, especially biodefense initiatives.

Charles R. Waldridge, Senior Vice President, Strategic Business Initiatives, CBI was instrumental in initiating the discussions leading to this Agreement with DynPort. “This Agreement acknowledges CBI as a go-to Company for DynPort. It was an obvious teaming opportunity since CBI has already been valuable in helping DynPort reach goals in several different programs. CBI’s GLP capabilities, broad base of technology offerings and professionalism also contributed to the decision.”

Dr. Richard J. Freer, CBI Chairman of the Board and COO, commented, “The Company believes this Agreement is another step in reinforcing CBI’s position as an industry leader in providing comprehensive life sciences research support, particularly in the biodefense arena.”

“DynPort is pleased to enter into this collaborative effort,” said DynPort President Terry Irgens. “The agreement will bring the considerable strengths of the two companies together to help further the development of safe and efficacious biodefense vaccines.”

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Founded in 1992, CBI is located in Gateway Centre, Chesterfield County at 601 Biotech Drive, 23235 (1-800-735-9224). CBI occupied this 32,000 square foot facility in December 1998 and currently employs a staff of about 40. CBI provides comprehensive research and development services to more than 2,700 private, government, and academic customers in the global biotechnology industry. For more information, visit CBI on the web at www.cbi-biotech.com.

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DynPort Vaccine Company LLC is a biopharmaceutical company dedicated to the development and licensure of safe and efficacious biodefense vaccines. Biodefense biologics in development include vaccinia immune globulin, smallpox vaccine, next-generation anthrax vaccine, plague vaccine, Venezuelan equine encephalitis vaccine, tularemia vaccine, botulinum bivalent and multivalent vaccines and botulinum polyclonal antitoxin. Founded in 1997, DynPort employs nearly 120 professionals at its headquarters in Frederick, Md. For more information visit http://www.dynport.com.

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No statement made in this press release should be interpreted as an offer to purchase any security. Such an offer can only be made in accordance with the Securities Act of 933, as amended, and applicable state securities laws. Any statements contained in this release that relate to future plans, events or performance are forward-looking statements that involve risks and uncertainties as identified in CBI’s filings with the Securities and Exchange Commission. Actual results, events or performance may differ materially. Readers are cautioned not to place undo reliance on these forward-looking statements, which speak only as the date hereof. Specifically, CBI cannot guarantee that the Agreements executed with Dynport Vaccine Co. LLC will produce any revenues or prospects referenced herein. CBI undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.